AMENDMENT NO. 7
TO MASTER LOAN AGREEMENT

Amendment No. 7, dated as of July 10, 2008 (this "Amendment"), between MERRILL LYNCH BANK USA (the "Lender") and MRU FUNDING SPV INC. (the "Borrower").

RECITALS

The Lender and the Borrower are parties to that certain Amended and Restated Master Loan Agreement, dated as of February 1, 2007, as amended by that certain Amendment No. 1 dated as of March 9, 2007, Amendment No. 2 dated as of March 27, 2007, Amendment No. 3 dated as of April 27, 2007, Amendment No. 4, dated as of July 27, 2007, Amendment No. 5, dated as of September 28, 2007 and Amendment No. 6, dated as of December 21, 2007 (the "Existing Loan Agreement"; as amended by this Amendment, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

The Lender and the Borrower have agreed, subject to the terms and conditions of this Amendment, that the Existing Loan Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Loan Agreement;

Accordingly, the Lender and the Borrower hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Loan Agreement is hereby amended as follows:

SECTION 1. No New Loans With Respect to Federal Loans. Lender and Borrower hereby agree that, on and after the Effective Date, Lender shall not make any new Loans the subject of which are Federal Loans unless such Federal Loans are Previous Student Loans (including subsequent disbursements under such Previous Student Loans), but in all cases subject to the restrictions on Loans (including without limitation the Termination Date) as set forth herein.

SECTION 2. Definitions. Schedule 1 of the Existing Loan Agreement is hereby amended by:

2.1 deleting the definition of "Low FICO Loan" in its entirety and all references thereto.

2.2 adding the following definition in its proper alphabetical order:

"Acquisition Account" shall mean that certain account, titled "MRU SLT 2008-A Acquisition Acct", account number 328942 (Ref: GLA111565), utilized in connection with the MRU Student Loan Trust 2008-A securitization trust.

"Previous Student Loan" shall mean any Federal Loan subject to a Loan between the Lender and the Borrower as of July 10, 2008, plus any subsequent disbursements under such Federal Loan."

2.3 deleting the definitions of "Applicable Margin", "Collateral Percentage", "Collateral Value", "Commitment", "Concentration Limits", "Private Loan" and "Termination Date" in their entirety and replacing them with the following language:

"Applicable Margin" shall mean (a) with respect to all Private Loans, 4.00%, and (b) with respect to all Federal Loans, 1.00%.

"Collateral Percentage" shall mean:

(a) with respect to all Private Loans, 83.25%; and

(b) with respect to all Federal Loans, (A) before the date on which MRU Holdings receives at least $10,000,000 as an equity investment from any third party investor, 98% and (B) on and after the date on which MRU Holdings receives at least $10,000,000 as an equity investment from any third party investor, 95%.

"Collateral Value" shall mean for any Student Loan that is an Eligible Student Loan the Collateral Percentage multiplied by the sum of the outstanding principal amount thereof plus any interest that has been or will be capitalized upon commencement of repayment in each case as of the end of the prior calendar month; provided, that (i) if any Loan (other than a Supplemental Loan) has been made after the end of the prior calendar month, the Collateral Value shall include interest to be capitalized on such additional Student Loans financed hereunder with respect to such Loan that had accrued since the last day of the prior calendar month to the Funding Date of such Loan and (ii) the Collateral Value may be deemed to be zero with respect to:

(1) each Student Loan in respect of which there is a material breach of a representation set forth on Schedule 4 (assuming each representation is made as of the date Collateral Value is determined); or

(2) each Student Loan serviced by any Servicer with respect to which a Material Adverse Change has occurred which the Borrower has notice or knowledge of, and the Lender have directed the Borrower to, and the Borrower has failed to, transfer the Servicing thereof to another Servicer within ninety (90) days in accordance with the Loan Agreement following the occurrence thereof; or

(3) each Student Loan that is a Defaulted Student Loan; or

(4) each Federal Loan with respect to which a Guaranty Claim has been rejected by the applicable Guarantor, or a Guaranty Claim has not been paid within 90 days following receipt thereof; or

(5) each Student Loan in respect of which a subsequent advance has been made following the applicable Funding Date for which an additional Loan under the Loan Agreement would cause the aggregate principal balance of Loans outstanding to exceed the then existing Commitment; or

(6) each Student Loan which, when the Collateral Value for such Student Loan is added to other Student Loans, the aggregate Collateral Value of

all Student Loans determined to be Fraudulently Originated exceeds 3% of the aggregate Collateral Value of Student Loans; or

(7) each Federal Loan which is pledged to the Collateral Agent for the benefit of the Lender under the Federal Security Agreement on or after the date which is 300 days after the origination date of such Federal Loan;

provided that if Concentration Limits are exceeded, which such Concentration Limits shall, in respect of Private Student Loans only, be measured at the time of a repayment described in the second sentence of Section 2.04(a), those Student Loans in excess of such limits may be included at the Lender's sole discretion but will be assigned an adjusted Collateral Value, as determined in the Lender's sole discretion. Lender shall provide written notice to Borrower of how such Student Loans will be treated within three (3) Business Days following Lender's determination.

"Commitment" shall mean (a) with respect to Federal Loans, the lesser of (A) $36,000,000 and (B) the actual outstanding principal balance of Loans secured by Federal Loans plus any subsequent disbursements on Previous Student Loans, or (b) with respect to the Loans secured by Private Loans, the lesser of (A) $15,000,000 and (B) the aggregate amount of funds held in the Acquisition Account, or (c) such other amount as revised pursuant to Section 2.13 of the Loan Agreement.

"Concentration Limits" shall mean each of :

(1) which shall be applicable only after the principal amount of Loans advanced hereunder is no less than $50 million, the aggregate Collateral Value of Private Loans from any single Eligible Institution may not exceed 3% of the aggregate Collateral Value of Student Loans; or

(2) the weighted average FICO Score of the Private Loans shall not be lower than 710; or

(3) the weighted average Eligible Student Loan margin with respect to Private Loans shall not be lower than 6.50%; or

(4) the aggregate Collateral Value of Private Loans for which there is no co-signer shall not exceed 35% of the aggregate Collateral Value of all Private Loans; or

(5) the aggregate Collateral Value of Private Loans for which the Repayment Period will begin within twelve (12) or less months after such Private Loans become subject to a Loan hereunder shall equal at least 17% of the aggregate Collateral Value of all Private Loans; or

(6) the aggregate Collateral Value of Private Loans for which the Repayment Period will begin within twenty-four (24) or less months after such Private Loans become

subject to a Loan hereunder shall equal at least 37% of the aggregate Collateral Value of all Private Loans; or

(7) a Student Loan shall not be pledged to the Lender for more than 540 days; or

(8) the aggregate Collateral Value of Student Loans determined to be Fraudulently Originated may not exceed 3% of the aggregate Collateral Value of Student Loans.

"Private Loan" shall mean a student loan originated by the Originating Lender under one of the Approved Programs in accordance with the Program Documents that is eligible for sale to the MRU Student Loan Trust 2008-A securitization trust.

"Termination Date" shall mean (a) September 26, 2008, (b) such earlier date on which the Loan Agreement shall terminate in accordance with the provisions thereof or by operation of law, (c) such other date as may be extended by the Lender pursuant to Section 2.12 or 3.04 of the Loan Agreement or (d) solely with respect to Private Loans, the earlier of (A) September 26, 2008 and (B) the date on which the funds in the Acquisition Account shall equal zero.

SECTION 3. Repayment of Loans. Section 2.04 of the Existing Loan Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

"(a) The Borrower hereby promises to repay in full on the Termination Date the then aggregate outstanding principal amount of the Loans to the Lender. Notwithstanding Section 2.07 hereof, the Borrower further promises (i) on or before August 25, 2008, to repay all of the then aggregate outstanding principal amount of the Loans made by the Lender in respect to Private Student Loans and (ii) after August 25, 2008 but on or before Termination Date, to repay all of the then aggregate outstanding principal amount of the Loans to the Lender. For the avoidance of doubt, following the occurrence of such repayments in the preceding sentence, the Concentration Limits shall be re-calculated."

SECTION 4. Covenants. Section 6 of the Existing Loan Agreement is hereby amended by adding the following subsections 6.25 and 6.26:

"6.25. Third Party Purchasers. Solely with respect to any Federal Loan, Borrower shall, if requested by Lender, cooperate in the sale of any Federal Loan to a third party purchaser if such sale can be consummated with a Collateral Percentage of equal to or greater than 95% and other terms acceptable to Lender in its sole discretion."

"6.26. Acquisition Account. Borrower shall not withdraw funds from the Acquisition Account without Lender's express written consent (which such consent shall not be unreasonably withheld)."

SECTION 5. Schedules.

5.1 Schedule 4 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

5.2 Schedule 6 of the Existing Loan Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

SECTION 6. Facility Fee. The Borrower agrees to pay to the Lender a facility fee equal to \$275,000 (together with all interest accrued thereon as described in the next sentence) plus all outstanding legal fees equal to \$24,600 as of the Amendment Effective Date, payable on the earlier to occur of (i) the Termination Date and (ii) the date on which MRU Holdings receives at least \$10,000,000 as an equity investment from any third party investor, in each case, without deduction, set off or counterclaim, to the Lender in accordance with the Wiring Instructions set forth on Schedule 3 to the Loan Agreement. Such fee will accrue interest (i) from the Amendment Effective Date to but excluding August 1, 2008 at a rate equal to 9.5% per annum and (ii) from and including August 1, 2008 to but excluding the date on which it is paid in full to Lender at a rate equal to 24.0% per annum, calculated in each case on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 7. Non-Use Fee. Solely with respect to Private Loans, the Borrower agrees to pay to the Lender a non-use fee (the "Non-Use Fee") from and including the Effective Date to but excluding the Termination Date, computed at the rate of 0.25% per annum on the average daily amount (based upon a 360 day year) of the unutilized portion of the Commitment applicable to Private Loans (being that portion equal to the Commitment applicable to Private Loans less the aggregate principal amount of Private Loans) during the period for which payment is made, payable monthly in arrears on each Payment Date and on the Termination Date, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender in accordance with the Wiring Instructions set forth on Schedule 3 to the Loan Agreement.

SECTION 8. Release of Claims. Borrower, on behalf of itself and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, the "Borrower Parties"), hereby fully, finally and completely release and forever discharge Lender and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, "Lender Parties"), of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, and whether or not the economic effect of such alleged matters arise or are discovered in the future, which Borrower Parties now have or may claim to have against Lender Parties arising out of, connected with or relating to the Loan Agreement, including, without limitation, any of the foregoing relating to any election by Lender (for any reason or no reason at all) not to extend the Termination Date beyond September 26, 2008 or the absence or adequacy of any notice with respect to any such election. The foregoing release is intended to be, and is, a full, complete and general release in favor of the Lender Parties with respect to all claims, demands, actions, causes of action and other occurrence, matter or thing arising out of, connected with or relating to the Loan Agreement which might result in liability upon Lender Parties

arising or occurring on or before the effective date hereof. The Borrower Parties understand and agree that the foregoing general release is in consideration for the extension of the Termination Date to September 26, 2008 by Lender is a material inducement to such extension by Lender.

SECTION 9. Conditions Precedent. This Amendment shall become effective as of the date hereof (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

9.1 Delivered Documents. On the Amendment Effective Date, the Lender shall have received the following documents and payments, each of which shall be satisfactory to the Lender in form and substance:

(1) this Amendment, executed and delivered by duly authorized officers of the Lender and the Borrower; and

(2) such other documents as the Lender or counsel to the Lender may reasonably request.

SECTION 10. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 11. Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Loan Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Borrower agrees that, unless otherwise directed by a court of competent jurisdiction, it shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as may be required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 12. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Lender:

MERRILL LYNCH BANK USA,
as Lender

By: ______________________________
Name: Joseph Magnus
Title: Authorized Signatory

Borrower:

MRU FUNDING SPV INC.,
as Borrower

By: ______________________________
Name:
Title:

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Lender:

MERRILL LYNCH BANK USA,
as Lender

By:______________________________
Name:
Title:

Borrower:

MRU FUNDING SPV INC.,
as Borrower

By: [signature]
Name: Jonathan A. Coblentz
Title: VP & Treasurer

Schedule 4

REPRESENTATIONS RE: STUDENT LOANS

As to each Student Loan included in the Borrowing Base on a Funding Date the Borrower shall be deemed to make the following representations to the Lender as of such date (after giving effect to the funding of Student Loans on such date) and as of each date Collateral Value is determined (certain defined terms used herein and not otherwise defined in the Loan Agreement appearing in Schedule 4). Certain of these representations are made by Borrower solely on the basis of representations or agreements of the Originating Lender or the Servicer.

(a) Student Loans as Described. The information set forth in the Student Loan Schedule with respect to the Student Loan is complete, true and correct in all material respects.

(b) Compliance With Program Documents. Each Private Loan was originated in accordance with the Program Documents as reviewed and approved of by the Lender.

(c) Compliance With Higher Education Act. Each Federal Loan was originated in accordance with, and complies with, all requirements of the Higher Education Act. Each Guaranty Agreement is in full force and effect and the valid, binding and enforceable obligation of the Guarantor thereunder (except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity). Each Federal Loan is the subject of a valid Guaranty Agreement with a Guarantor eligible for federal reinsurance under the Higher Education Act and with respect to which the Borrower is not in default in any material respect in the performance of any covenants and agreements made in the applicable Guaranty Agreement. All amounts due and payable to the Department or a Guarantor, as applicable, with respect to a Federal Loan have been paid in full.

(d) No Defenses. The Student Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted, or, to the knowledge of the Borrower, overtly threatened in writing with respect thereto.

(e) Characteristics of Student Loans. Each Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction by the Originating Lender in the ordinary course of its business to an eligible Obligor under applicable law and (B) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such Student Loan by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act or any Guaranty Agreement with respect to Federal Loans. Each Federal Loan qualifies the holder thereof to receive Interest Subsidy Payments (in the case of Subsidized Stafford Loans and certain Federal Consolidation Loans) and Special

Allowance Payments from the Department and Guarantee payments from the applicable Guarantor. Each Student Loan is denominated and payable only in U.S. Dollars. Each Obligor is a U.S. citizen or has a valid social security number.

(f) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Student Loan have been complied with in all material respects, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

(g) Validity of Documents. The Student Loan Note and any other agreement executed and delivered by an Obligor, in connection with a Student Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Student Loan or the related Guaranty Agreement has taken place on the part of any Person, including, without limitation, the Obligor, or any other party involved in the origination of the Student Loan or the related Guaranty Agreement, unless the Borrower has demonstrated to the reasonable satisfaction of the Lender that such fraud, error, omission, misrepresentation, negligence or similar occurrence has not affected the collectability of such Student Loan.

(h) Full Disbursement of Proceeds. The Student Loan has been closed and the proceeds of the Student Loan have been disbursed except for future advances required thereunder. All costs, fees and expenses incurred in making or closing the Student Loan were paid, and the Obligor is not entitled to any refund, rebate or reduction of any amounts paid or due under the Student Loan Note.

(i) Ownership. The Borrower is the sole owner and holder of the Student Loan. The Student Loan is not assigned or pledged except under the related Security Agreement, and the Borrower has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign (a) each Private Loan to the Lender, and (b) each Federal Loan to the Collateral Agent, in each case, free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge the Student Loan pursuant to the related Security Agreement and following the pledge of the Student Loan, (a) with respect to Private Loan, the Lender and (b) with respect to Federal Loans, the Collateral Agent for the benefit of the Lender will, in each case hold a lien on such Student Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of the Security Agreement. The Eligible Lender Trustee is a party to each Guaranty Agreement related to the Student Loans and acts as the agent for the Borrower thereunder.

(j) Delivery of Documents. The Student Loan Note and any other documents required to be delivered under (a) the Custodial Agreement for each Private Loan have

been delivered to the Collateral Agent and (b) the Bailee Agreement for each Federal Loan have been delivered to the applicable Servicer.

(k) Collection Practices. The origination, servicing and collection practices used by the originator, each servicer of the Student Loan and the Borrower with respect to the Student Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all material respects legal and proper.

(l) One Original. There is only one original executed copy of the promissory note evidencing each Student Loan.

(m) No Deaths. No Obligor was noted in the related Student Loan File as having died.

(n) Interest Accruing. Each Student Loan is accruing interest (whether or not such interest is being paid currently or is being capitalized).

(o) Eligibility. Each Obligor is attending or did attend an Eligible Institution.

(p) Delinquent/Default. As of the related Funding Date, no Student Loan is a Delinquent Student Loan or a Defaulted Student Loan and no Federal Loan has been tendered at any time to any Guarantor for payment. No Private Loan has any payment, or portion thereof, more than 59 days past due from the related payment due date.

(q) Servicing Agreement. Each Student Loan is the subject of a valid Servicing Agreement with a Servicer. The Borrower is not in default in any material respect in the performance of any covenants and agreements made in the applicable Servicing Agreement and all amounts due and payable to the Servicer under any Servicing Agreement have been paid in full.

(r) Payment Terms. With respect to each Student Loan, the payment terms have not been altered or amended except, in the case of a Federal Loan, in accordance with the Higher Education Act. The payment terms of any Student Loan may include borrower benefit programs described in Annex A attached to this Schedule 4 as such Annex A may be amended from time to time with the consent of the Lender.

(s) Filing of Financing Statements. Upon the filing of financing statements on Form UCC-1 in the applicable jurisdictions, the security interests in the Student Loans and, to the extent provided by the Uniform Commercial Code all proceeds related thereto will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower, in, to and under the Student Loans.

(t) FICO Score. Each Student Loan has a FICO Score of not less than 660.

(u) Transfer. The Collateral Agent will be entitled to the benefits of the related Guaranty Agreement so long as the Collateral Agent is an "eligible lender" under the Higher Education Act.

(v) Proprietary School. The related Eligible Institution with respect to a Private Loan shall not be a Proprietary School.

(w) MRU Securitization Trust. Each Private Loan shall be eligible for sale to the MRU Student Loan Trust 2008-A securitization trust.

Schedule 6

SERVICERS

PHEAA

ACS